Exhibit 99.1

             [LETTERHEAD OF MERIDIAN BANCORP, INC.]

                         August 30, 1994





Board of Directors
United Counties Bancorporation
Four Commerce Drive
Cranford, New Jersey  07016

Attention:  Eugene H. Bauer, Chairman and Chief Executive Officer

Gentlemen:

     The purpose of this letter is to express the intentions of Meridian Bancorp, Inc. ("Meridian") with respect to a possible combination with United Counties Bancorporation ("UCB"), and to set forth the principal terms of such possible transaction. Meridian's intentions include the following:

     1. Merger. Meridian and UCB will merge, with Meridian surviving the merger (the "Merger"). As of the effective date of the Merger, United Counties Trust Company ("UCTC") will merge with and into Meridian Bank, NJ ("Meridian Bank, NJ") (the "Bank Merger"). Meridian shall, effective as of the effective date of the Merger, cause Meridian Bank, NJ to relocate its corporate headquarters to the address of UCB's present corporate headquarters in New Jersey.

     2. Exchange Ratio. On the effective date of the Merger, Meridian will exchange 5.25 shares of Meridian common stock for each share of UCB common stock (adjusted for any intervening stock splits or stock dividends) outstanding on the closing date, (the "Exchange Ratio").

     3. Stock Options. Each option granted under UCB's 1984 and 1989 Incentive Stock Option Plans which is outstanding and unexercised on the effective date of the Merger, will be converted into and become an option to acquire that number of shares of Meridian common stock equal to the number of shares of UCB common stock covered by the option multiplied by the Exchange Ratio and the exercise price shall be the present stated exercise price of such option divided by the Exchange Ratio.

     Meridian understands that, at the date hereof, the only options outstanding are held by certain officers and employees of UCB, whether or not presently exercisable, for an aggregate of 54,199 shares of UCB's common stock, and there are no other existing options, calls, warrants, commitments or similar agreements, contingent or otherwise, obligating UCB to issue or sell any shares of UCB's common stock or other capital stock or equivalents.

     4. Director/Officers. Two individuals from the Board of Directors of UCB will be appointed to the Board of Directors of Meridian as of the effective date of the Merger and Meridian will cause one other present director of UCB, who will be designated by UCB and who will be acceptable to Meridian, to be elected to fill the first vacancy on the Meridian Board of Directors created by resignation or retirement between the effective date of the Merger and December 31, 1996. The directors of UCTC who are less than 69 years of age on the effective date of the Merger will be appointed directors of Meridian Bank, NJ. The Chairman of UCB shall be appointed as Chairman and Chief Executive Officer of Meridian Bank, NJ, as one of the Directors of Meridian, as an Executive Vice President and a member of the Senior Credit Policy Committee of Meridian. All current officers of UCTC will retain their officer titles with Meridian Bank, NJ.

          Meridian will also maintain the existing membership of the two regional Boards of Directors of UCTC on the date of this letter until at least December 31, 1996, at the same fee schedule existing on the date of this letter.

          Meridian will, for a period of six years following the effective date of the Merger, indemnify and provide insurance for persons who served as directors and officers of UCB or any UCB subsidiary prior to the effective date with respect to liabilities and claims (and related expenses) made against them resulting from their service as such prior to the effective date, in accordance with and subject to Meridian's articles of incorporation and bylaws and applicable provisions of law to the same extent it is obligated thereunder to provide indemnification to its own officers and directors. Meridian will also, from and after the effective date of the Merger, provide persons who served as directors or officers of UCB or any UCB subsidiary insurance against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the effective date of the Merger.

     5. Tax and Accounting. The Merger is intended to be tax-free to the shareholders of UCB and is intended to constitute a pooling-of-interests for financial accounting purposes.

     6. Merger Agreement. The terms and conditions of the Merger will be set forth in a definitive plan and agreement of merger which we will negotiate. In connection with the negotiation of such definitive merger agreement, Meridian, UCB and their respective representatives will be entitled to review the business, assets, properties, liabilities, and financial condition of the other party. Execution of a definitive merger agreement will be conditioned upon each party's satisfaction with the results of its due diligence review. These due diligence reviews shall have been completed no later than 66 days from the date of execution of this letter. Within 5 business days of a request for information by UCB, Meridian will provide information to UCB.

     7. Terms of Merger Agreement. Terms and conditions of the definitive merger agreement shall include, but not be limited to:

          (a) Usual and customary representations, warranties, and covenants of the parties, including, without limitation, a covenant of UCB restricting the solicitation of, or, subject to a normal and usual fiduciary out, response to, other indications of interest or proposals to acquire UCB or UCTC or their assets or liabilities.

          (b) The definitive merger agreement shall include provisions permitting UCB to increase dividends from the date of execution of the definitive merger agreement through the effective date of the merger equivalent to those of Meridian but not exceeding bank regulatory restrictions on dividends applicable to UCB, and in such a manner as to preserve a pooling-of-interests basis for financial accounting purposes. As an example, Meridian's present dividend rate is $1.36 per share per annum, or $0.34 per share per quarter. Hence, upon consummation of the execution of the definitive merger agreement UCB shareholders could receive dividends of $7.14 per share per annum, or $1.785 per share per quarter. Consequently, subject to the "pooling of interests" and bank regulatory restrictions, UCB will be entitled to declare dividends at the rate of $1.785 per quarter per share or proportionately thereof per month, as may be adjusted from time to time to the closing.

          (c) Conditions which must be satisfied before the parties will be obligated to complete the Merger, include, without limitation, (i) approval by the shareholders of UCB and Meridian, if necessary, (ii) approval, by necessary government regulatory authorities, of the Merger and the Bank Merger, (iii) receipt of opinions by Meridian and by UCB from their respective investment bankers to the effect that the transaction is fair to Meridian and UCB, respectively, from a financial point of view, and
     (iv) receipt by UCB and Meridian of an opinion of counsel that the transaction is tax free to UCB and Meridian and their respective shareholders and receipt by Meridian of a letter from its independent certified public accountants to the effect that the transaction can be accounted for as a pooling-of-interests. The definitive merger agreement shall also provide that UCB shall have the right to terminate the agreement on the closing date if the average market value of a share of Meridian common stock is then less than $27.00 over a usual and ordinary time period as close as practicable to the closing date (as adjusted for stock splits or stock dividends).

     8. Affiliate Letter. UCB will use its best efforts to cause each director, executive officer and other affiliate of UCB, prior to or simultaneously with the execution of the definitive agreement, to execute a letter agreeing (i) to vote all shares over which they have sole or shared voting power in favor of the Merger, and (ii) to avoid taking action which would adversely affect the ability of Meridian to utilize pooling of interests accounting. Such letter will also include appropriate nonsolicitation provisions.

     9. Employment Contracts. Meridian will honor existing employment contracts known to it.

     10. Employees and Employee Benefits. Meridian will honor and discharge the obligations of UCTC under UCTC's Benefit Equalization Plan. Meridian will honor and discharge the obligations of UCTC to its retirees under its post-retirement health care and life insurance plan. Meridian will honor and discharge the obligations of UCTC to its employees who are not retired under its post-retirement health care and life insurance plan.

          To the extent that any jobs of employees of UCB are eliminated or terminated after the Merger, Meridian will endeavor to offer employment to such persons at their then current location or at other Meridian locations where employment is then available. Any UCB employee who is terminated will be offered severance in accordance with Meridian's severance policy as it relates to current Meridian employees which is substantially similar to the plan of UCTC.

          The UCB Profit Sharing Plan shall be terminated as of the later of (i) December 31, 1994, or (ii) the effective date of the Merger. The annual UCB contribution for the calendar year in which the closing occurs, shall be pro rated to the date of termination according to the formula set forth in the Plan and paid by UCTC to the Plan as soon as practicable after the effective date of the Merger. In addition, prior to the termination of the UCB Profit Sharing Plan, it will be amended, effective as of the first day of the plan year in which the Effective Date occurs, to modify the definition of "Adjusted Net Operating Earnings," so as not to include as an expense the costs incurred by UCB and its subsidiaries which are directly attributable to the Merger.

          Except for the termination of UCB's Profit Sharing Plan, the employee benefit plans, arrangements and related policies of UCB, UCTC and Meridian shall initially be unaffected by the Merger. Following the Merger, Meridian will review such plans, arrangements and policies with a view toward consolidating the same to the extent feasible and economical. UCB and Meridian contemplate that, subject to Internal Revenue Service and Pension Benefit Guaranty Corporation approval, the defined benefit pension plans of UCTC and Meridian will be merged as soon as administratively feasible. To the extent former employees of UCB or a UCB Subsidiary become participants in a plan of Meridian, they will be given past service credit for eligibility, participation, and vesting purposes, but not for benefit accrual purposes.

          The definitive agreement will provide that former employees of UCB, and the UCB Subsidiaries will receive compensation (including benefits) no less favorable, in the aggregate, than the compensation (including benefits) to which they were entitled at the date of this letter of intent. If such compensation (including benefits) are not as favorable in the aggregate, Meridian will based upon input from UCB provide salary, bonus, benefits or some combination thereof to make them no less favorable.

     11. Effective Date. Meridian anticipates that it may take up to nine months to complete the transaction. Meridian and UCB shall use their best efforts to close the Merger as soon as practicable.

     12. Access. Each party will reasonably cooperate with the other and will supply such information and data as either party or any other party may reasonably request, and will provide reasonable access to its management consultant, agents and independent accountants, in connection with the due diligence reviews referred to herein. Each party may utilize third parties in connection with its due diligence review, provided that such third parties are reasonably acceptable to the other party.

     13. Confidentiality. Each party will use its best efforts to hold (and to cause its representatives and the third parties referred to herein to hold) in strictest confidence all confidential or other non-public information acquired from the other in the course of negotiating the definitive merger agreement, in carrying out any matter contemplated hereby or thereby, and in performing any related due diligence reviews. Neither Meridian nor UCB will, without the consent of the other, disclose any confidential or other non-public information of the other party to any third party except as may be required by law. In the event the Merger is not completed and is no longer under discussion, each party will promptly return all documents and other written information obtained from the other party in the course of such discussions, negotiations and investigations and will not retain copies thereof or use any such information for any other purpose. This paragraph will not apply to information available from public records or information independently developed or acquired by a party from external sources.

     14.  Stock Option; No Solicitation; Termination Fee.

          Meridian has advised UCB that it is unwilling to execute this letter of intent without the provisions of this
Section 14.

          (a) Concurrently with the execution of the definitive agreement UCB will grant to Meridian an option to acquire up to 318,000 shares of UCB common stock at $120 per share subject to certain conditions.

          (b) So long as this letter of intent remains in effect, neither UCB, UCTC nor any of their officers or directors, nor any person acting on its or their behalf, will solicit offers or indications of interest from any person other than Meridian with respect to the merger, or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business involving UCB or UCTC (an "Acquisition Transaction").

          (c) So long as this letter of intent remains in effect, neither UCB, UCTC nor any of their officers, directors, nor any person acting on their behalf, shall respond to, encourage or hold discussions or negotiations with, or provide any information to, any person (other than Meridian) concerning any "Acquisition Transaction". Notwithstanding the foregoing, UCB may enter into discussions or negotiations or provide any information in connection with a possible Acquisition Transaction if the Board of Directors of UCB, after consulting with counsel, determines in the exercise of its fiduciary responsibilities that such discussions or negotiations should be commenced or such information should be furnished. UCB will promptly communicate to Meridian the terms of any proposal, whether written or oral, which it may receive in respect of any such Acquisition Transaction, the fact that it is having discussions or negotiations with a third party about an Acquisition Transaction or the fact that a third party has expressed an interest in a possible Acquisition Transaction.

          (d) If between the date of this letter and the date of the execution of the definitive agreement, or if no definitive agreement is executed, between the date of this letter and the close of business on November 6, 1994:

               (i) a person other than Meridian enters into a written agreement or a written letter of intent with UCB involving an Acquisition Transaction, or

               (ii) a financially responsible person, other than Meridian, makes a bona fide proposal to effect such Acquisition Transaction, or

               (iii) a financially responsible person, other than Meridian, communicates, directly or indirectly, an indication of interest in an Acquisition Transaction to UCB or UCTC or any of their directors or officers, or any person acting on its or their behalf, or

               (iv) the covenants set forth in paragraph 14(b) or 14(c) are breached or UCB enters into discussions or negotiations or provides any information in connection with a possible Acquisition Transaction as permitted by paragraph 14(c)

and if such Acquisition Transaction closes by December 31, 1995, then, in consideration of the value to UCB of the Meridian proposal and to compensate Meridian for the time and expense incurred in connection with the Meridian proposal, UCB shall pay, or cause to be paid, to Meridian, on the closing date of such Acquisition Transaction, in cash, $12.5 million.

     15. Fees and Expense. Each of Meridian and UCB agrees to bear its own respective costs and expenses incurred in connection with the transactions contemplated herein, including, without limitation, legal, accounting, investment banking, and other professional fees and expenses.

     16. Prohibition on Sales of Stock. Beginning with the execution of this letter of intent, UCB will not issue or sell any shares of its common stock, other than pursuant to the exercise of presently outstanding incentive stock options, or issue or sell any other capital stock, options, calls, warrants, or other securities, or enter into any commitments or similar agreements obligating UCB to issue or sell any shares of UCB's common stock or other capital stock or equivalents, except to Meridian.

     17. Termination of Letter of Intent. Meridian and UCB will commence negotiation of a definitive merger agreement, to be executed after the completion of the due diligence review. This letter of intent will terminate upon execution by Meridian and UCB of the definitive merger agreement, or at the close of business on November 6, 1994 if the parties have not entered into the definitive merger agreement by that time and date.

     18. Press Releases. Meridian and UCB and their respective officers, directors, employees and agents will cooperate with each other in good faith, consistent with their respective legal obligations, in the preparation and distribution of any and all press releases, announcements and other public disclosures concerning this letter of intent, the status of negotiations leading to the definitive merger agreement and the execution of the definitive merger agreement. Neither party will make a public announcement concerning this letter of intent without first giving the other party reasonable opportunity to review and comment on such announcement.

                    _________________________

     Except for the provisions of paragraphs 12, 13, 14, 16, and 18 and the last sentence of this letter, this letter of intent shall not be binding upon either party. Except as specified above, a binding agreement shall arise only upon execution of a definitive merger agreement. Nevertheless, if the foregoing expression of Meridian's understandings and intentions also expresses those of UCB, please so indicate by signing the enclosed copy of this letter and returning it by no later than midnight on August 30, 1994. Execution of this letter may be evidenced by facsimile signatures of the parties. Each party represents and warrants that execution and delivery of this letter of intent and the Stock Option Agreement has been authorized by appropriate corporate action.

                              Sincerely,

                              MERIDIAN BANCORP, INC.



                              /s/ Samuel A. McCullough
                              Samuel A. McCullough, Chairman and
                              Chief Executive Officer


Accepted and approved
this 30th day of August, 1994.

UNITED COUNTIES BANCORPORATION

By/s/ Eugene H. Bauer
     Eugene H. Bauer, Chairman
     and Chief Executive Officer